Exhibit 8.1
[GOODWIN PROCTER LETTERHEAD]
               , 2008
Inverness Medical Innovations, Inc.
51 Sawyer Road, Suite 200
Waltham, Massachusetts 02453
Ladies and Gentlemen:
     We have acted as counsel to Inverness Medical Innovations, Inc., a Delaware corporation (“Parent”), in connection with the preparation of a Registration Statement on Form S-4 (File No. 333-149259) filed with the Securities and Exchange Commission on February 14, 2008, as amended through the date hereof (the “Registration Statement”), with respect to the Agreement and Plan of Merger By and Among Parent, Milano MH Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Parent, Milano MH Acquisition LLC, a single-member Delaware limited liability company wholly owned by Parent, and Matria Healthcare, Inc., a Delaware corporation (“Company”), dated as of January 27, 2008 (the “Merger Agreement”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Merger Agreement.
     In rendering the opinion set forth herein, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of (i) the Merger Agreement; (ii) the Registration Statement; (iii) Parent’s Amended and Restated Certificate of Incorporation, which we have assumed for purposes of this opinion has been or will be filed with the Secretary of State of the State of Delaware in a form identical to that provided to us by Parent as of the date hereof; (iv) Parent’s Certificate of Designations, Preferences and Rights of Series B Convertible Perpetual Preferred Stock, which we have assumed for purposes of this opinion has been or will be filed with the Secretary of State of the State of Delaware in a form identical to that attached to the Registration Statement as Annex B; and (v) such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth herein. Our opinion is conditioned upon the initial and continuing accuracy of the facts, information and analyses set forth in such documents, certificates and records. We have assumed that the Merger and the Upstream Merger will be consummated in accordance with the Agreement.
     For purposes of our opinion, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, and the authenticity of the originals of such latter documents. We have assumed that the Merger Agreement and such other documents, certificates, and records are duly authorized, valid and enforceable.

     In rendering our opinion, we have relied upon statements and representations of officers and other representatives of Parent, Company, and others, and we have assumed that such statements and representations are and will continue to be true, correct and complete without regard to any qualification as to knowledge or belief. In addition, our opinion is subject to the qualifications, conditions and assumptions set forth in the Registration Statement under the heading “Material United States Federal Income Tax Consequences of the Merger and the Upstream Merger.”
     Our opinion is based on the Internal Revenue Code of 1986, as amended, Treasury regulations promulgated thereunder, judicial decisions, published positions of the Internal Revenue Service, and such other authorities as we have considered relevant, all as in effect on the date of this opinion and all of which are subject to change or differing interpretations, possibly with retroactive effect. A change in the authorities upon which our opinion is based could affect the conclusion expressed herein. Furthermore, there can be no assurance that our opinion will be accepted by the Internal Revenue Service, or, if challenged, by a court.
     Based upon and subject to the foregoing, in our opinion, under current United States federal income tax law, the statements regarding United States federal income tax consequences set forth in the Registration Statement under the heading “Material United States Federal Income Tax Consequences of the Merger and the Upstream Merger,” insofar as they constitute statements of law or legal conclusions, correctly set forth the material United States federal income tax consequences of the Merger and the Upstream Merger to Matria shareholders.
     Except as set forth above, we express no other opinion. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of subsequent changes relating to matters considered herein or of any subsequent changes in applicable law.
     We hereby consent to the filing of this opinion as Exhibit 8.1 to the Registration Statement. We also consent to the use of our name under the headings “Material United States Federal Income Tax Consequences of the Merger and the Upstream Merger” and “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission promulgated thereunder.
Very truly yours,
Goodwin Procter LLP

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